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                                                                    Exhibit 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



To AmeriGas Partners, L.P.:

As independent public accountants we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 12, 1999, included or incorporated by reference in the Annual Report of AmeriGas Partners, L.P. on Form 10-K for the fiscal year ended September 30, 1999, and to all references to our Firm included in or made part of this Registration Statement.


ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
   September 15, 2000